Exhibit 99.1

Know Labs Expands Leadership Team, Adds Chief Financial Officer and

Chief Product Officer, As It Gets Closer to FDA Clearance Application

SEATTLE – May 24, 2022 – Know Labs, Inc. (OTCQB: KNWN), an emerging leader in non-invasive medical diagnostic technology, today announced the addition of two senior executives, each of whom will play a pivotal role in guiding the company toward its goal of delivering the first FDA-cleared non-invasive glucose monitor. Steven Kent joins the company as Chief Product Officer and Peter Conley as Chief Financial Officer and SVP, Intellectual Property. They join Ron Erickson (Chairman), Phil Bosua (Chief Executive Officer), Dr. James Anderson (Chief Medical Officer), Leo Trautwein (Chief Marketing Officer), and Masanori King Takee (SVP Software Engineering) as members of Know Labs’ executive leadership team.

“Pete and Steve bring tremendous expertise that will help us refine and execute our IP strategy, product innovation, and machine learning progress,” said Phil Bosua, Know Labs CEO. “By strengthening our executive leadership team, we are better positioned to tackle the milestones needed for the FDA clearance process.”

“It is exciting to witness our organization grow,” said Dr. James Anderson, Know Labs Chief Medical Officer. “I’ve been through this process several times in my career. As we get closer to FDA submission and clearance, the amount of work increases across multiple disciplines; and this requires expertise in each discipline. Having experienced and highly qualified individuals is critical for our success.”

Peter Conley, Chief Financial Officer and SVP Intellectual Property (IP) – Pete brings over 34 years of corporate finance and equity capital markets experience, more than $5B in equity transactions, and over 20 years of specialization in strategic IP analysis, IP development and IP monetization to Know Labs, joining the company as Chief Financial Officer and SVP, Intellectual Property. He most recently served as Senior Managing Director and Head of Intellectual Property Banking at Boustead Securities, where he provided equity financing and M&A advisory services to small-cap public companies with promising disruptive technologies and strong intellectual property. Prior to Boustead, Pete was a Cofounder and Chief Operating Officer of ipCreate, a global IP development and innovation services company serving large multinational companies. He also served as managing director of ipCapital Venture Group, where he provided IP strategy and venture advisory services. During his career, Pete has held leadership roles at MDB Capital Group, The Analytiq Group / RDEX Research, Roth Capital Partners, and Lehman Brothers. He was on the founding team and Head of Equity Capital Markets at E*Offering, the investment bank of E*Trade.

Steven Kent, Chief Product Officer – Steve joins Know Labs as Chief Product Officer, where he will be responsible for product development and clinical testing. He brings more than ten years of experience as an inventor, entrepreneur, and leader in medical and health-focused consumer systems. He most recently served as Head of Health Partnerships and Corporate Strategy at Oura, a health technology company, supporting the company’s foundational strategy, research, development, and partnerships with leading healthcare institutions around the world, from early stage to a global, multi-billion-dollar valuation. Previously, Steve was the founder and CEO of Invicta Medical, a medical technology company focused on sleep apnea treatment. He attended the University of Southern California where he studied economics and entrepreneurship.

Leo Trautwein, Chief Marketing Officer – Leo joined Know Labs in February of 2021 and he has led the company’s marketing, business strategy functions, and regulatory efforts. With the addition of the new members to the executive team, he will prioritize the marketing role in preparation for a commercial launch. Leo has 20 years of experience in corporate strategy, marketing, and e-commerce, leading multiple initiatives for Rivian Automotive, as well as Fortune 500 companies including Jarden Corporation and Vista Outdoor Inc. He holds an MBA from Tuck School of Business at Dartmouth College and a bachelor’s degree in mechanical engineering from the University of São Paulo.

Masanori King Takee, SVP Software Engineering – King joined Know Labs in 2018 and leads the company’s software engineering, artificial intelligence, and machine learning activities. He has 20 years of experience creating software for technology and healthcare companies. King holds a bachelor’s degree in computer science from DigiPen Institute of Technology.

“Our team has accomplished a lot in the past few years. It was time to add new members to the team so we can do more,” said Ron Erickson, Know Labs Chairman. “Collectively, these four talented individuals bring decades of experience and knowledge that will strengthen the company. 2022 and 2023 are pivotal years for Know Labs, and I look forward to working together to achieve what we believe will be the world’s first non-invasive glucose monitoring devices.”

For more information on Know Labs and its leadership team, access the company’s website at www.knowlabs.co or join the Company’s Discord Server at www.discord.gg/knowlabs.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade under the stock symbol “KNWN.” The Company’s technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The Company refers to its technology as Bio-RFID™. The Bio-RFID technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology makes it possible to effectively identify and monitor analyses that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of our Bio-RFID technology will be in a product marketed as a non-invasive glucose monitor. It will provide the user with real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration approval prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2021, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Know Labs, Inc. Contact:

Jordyn Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414

Linhart PR for Know Labs Media Inquiries:

Mallory West

mwest@linhartpr.com

Ph. (317) 439-3173